Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-202954 and 333-190981 on Form S-3 and Form S-8, respectively, of Park City Group, Inc. of our report dated September 12, 2017, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Park City Group, Inc. for the years ended June 30, 2016 and 2017.

/s/ Haynie & Company
Haynie & Company
Salt Lake City, Utah
September 13, 2017